UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2026

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	001-13149		38-1239739
(State of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1941 Stryker Way	Portage,	Michigan	49002
(Address of principal executive offices)			(Zip Code)

	(269)	385-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
3.375% Notes due 2028	SYK28	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange
3.375% Notes due 2032	SYK32	New York Stock Exchange
3.625% Notes due 2036	SYK36	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8.01	OTHER EVENTS

Segment Reporting Changes

In the first quarter 2026 Stryker Corporation ("we" or the "Company") announced a change in our organizational structure. Our new Ortho Tech business combines the orthopaedic instruments portfolio from our Instruments business with the Mako and enabling technologies portfolio from our Other Orthopaedics business. By bringing Mako, power tools, cutting accessories, enabling technologies and the teams behind these products together under one business, we are simplifying the customer experience and striving to increase our speed to market through focused innovation.

Following this reorganization we will continue to have two business segments - (i) MedSurg and Neurotechnology and (ii) Orthopaedics, each of which comprise a reportable segment.

The rules of the Securities and Exchange Commission require that when a registrant prepares, on or after the date a registrant reports an accounting change such as the segment changes noted above, a new registration, proxy, or information statement (or amends a previously filed registration, proxy, or information statement) that includes or incorporates by reference financial statements, the registrant must recast the prior period financial statements included or incorporated by reference in the registration, proxy, or information statement to reflect these types of changes. Accordingly, the Company is filing this Form 8-K to recast our consolidated financial statements for each of the three years in the period ended December 31, 2025, to reflect the changes in segment reporting as described above. The updates do not represent a restatement of previously issued financial statements. The recast information of Items contained in the 2025 Form 10-K (the "2025 Annual Report") is presented in Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference.

The information included in this Form 8-K is presented for informational purposes only in connection with the segment reporting changes described above and does not amend or restate our audited consolidated financial statements, which were included in the 2025 Annual Report. This filing does not reflect any subsequent information or events occurring after we filed the 2025 Annual Report other than adjustments to reflect the updated segment information in conjunction with the change in business structure previously described. The recast included in Exhibit 99.1 to this Form 8-K reflects changes to the 2025 Annual Report as a result of the change in business structure. Without limitation of the foregoing, this filing does not purport to update Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2025 Annual Report for any information, uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 (the “Quarterly Report on Form 10-Q”) and other filings with the Securities and Exchange Commission. This Form 8-K should be read in conjunction with the 2025 Annual Report and the Quarterly Report on Form 10-Q and other filings filed by us with the Securities and Exchange Commission. The Quarterly Report on Form 10-Q and other filings contain important information regarding events, developments and updates to certain expectations of the Company that have occurred since the filing of the 2025 Annual Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits
	23.1	Consent of Independent Registered Public Accounting Firm
	99.1	Recast of certain Items for Stryker's Annual Report on Form 10-K for the year ended December 31, 2025.
	101.INS	iXBRL Instance Document
	101.SCH	iXBRL Schema Document
	101.CAL	iXBRL Calculation Linkbase Document
	101.DEF	iXBRL Definition Linkbase Document
	101.LAB	iXBRL Label Linkbase Document
	104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

Date:	June 26, 2026	/s/ PRESTON W. WELLS
Preston W. Wells
Vice President, Chief Financial Officer